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                                                                      EXHIBIT 21


                              CARMIKE CINEMAS, INC.
                              LIST OF SUBSIDIARIES



           SUBSIDIARY          STATE OF INCORPORATION               % OWNED
---------------------------    ------------------------             -------
Eastwynn Theatres, Inc.                  Alabama                     100%
Wooden Nickel Pub, Inc.                 Delaware                     100%
Military Services, Inc.                 Delaware                     80%